UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 13, 2023

MAN-AHL DIVERSIFIED I L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-53043	06-1496634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Man Investments (USA) Corp.
1345 Avenue of the Americas, 21st Floor
New York, New York 10105
(Address of principal executive offices)
(Zip Code)

212-649-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As an investment limited partnership, Man-AHL Diversified I L.P. (the “Fund”) has no officers or directors.  Rather, the Fund’s affairs are managed by Man Investments (USA) Corp., the general partner of the Fund (“General Partner”).

(a) As of October 13, 2023, Mr. Doug Hamilton, acting as president of the General Partner for purposes of the management of the Fund, was appointed to a different role within the General Partner.

(b) As of October 13, 2023, Mr. Gregory (“Greg”) Bond was appointed president of the General Partner for purposes of the management of the Fund.

Greg Bond, born December 1971, is currently CEO of Man Numeric, an affiliate of the General Partner, Head of the Americas for Man Group and a special advisor to Man Group’s multi-strategy funds. Previously, Greg was director of research at Man Numeric, responsible for research initiatives, including the day-to-day management of Man Numeric’s strategic alpha research team. Before becoming director of research, he was a portfolio manager for various hedge fund strategies at Numeric as well as being co-head of its hedge fund group, having joined in 2003. Greg holds a Bachelor of Arts degree in economics and in biology from Yale University and a Master of Business Administration degree from Harvard Business School.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAN-AHL DIVERSIFIED I L.P. By: Man Investments (USA) Corp., its general partner By: /s/Solomon Kuckelman Name: Solomon Kuckelman Position: Director

Date:  October 13, 2023

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